The Acquisition Agreement of Acanthopanax（Siberian Ginseng） Resources

PARTY A: Hongxing Forestry Bureau

PARTY B: Harbin Renhuang Pharmaceuticals, Inc.

For the purpose of the strategy “The ecology can establish the forestry zone and the industry can flourish the forestry zone”, the parties is based on the technical and capital advantage of Renhuang and the acanthopanax wild recourses from Hongxing Forestry Bureau to establish the largest acanthopanax industrial system , promote the sustainable development to make the forestry zone replace industry and keep Renhuang realizing corporate business strategies, the Parties hereby agree as follows:

Article I The Cooperation Information

1.	Party A need to delimit 100,000 acres of wild acanthopanax forest land for party B to purchase natural resources here.

2.
Party B should be responsible for maintaining and scientific managing the wild acanthopanax resources in the forestry zone and finally shaping a professional acanthopanax resource base by the scientific management.

3.	The annual resource picking amount is up to about 500 tons in this zone.

4.	The follow-up cooperation in development between the parties will be based on the actual basis and the parties will decide to sign the successor agreement as the discussion later.

Article II The Rights and Obligations of Party A

1.	Party A should make sure all of the acanthopanax that the farmer picked in the definitive zone of Hongxing Forestry Bureau to be sold to the Party B.

2.	Party A should keep the exclusive resource purchasing right for Part B. The Party A can’t sell it to others without the permission of Party B.

3.	Party A should be responsible for keeping and looking after the other natural resources except for the acanthopanax resources.

Article III The Rights and Obligations of Party B

1.	Party B should be responsible for integrating and maintaining the acanthopanax resources and totally purchase the picking acanthopanax resources, which were picked by the local farmer.

2.	Party B need to offer job opportunities for the staff in the Hongxing Forestry Bureau and creat profits for the local people there.

3.	Party B should try its best to improve the economic development in the area of Hongxing Forestry Burea and contribute to them.

 Article IIV Payment Method

1.	Party B should purchase the acanthopanax resources as the price that is little lower than the market price (or based on the actural discussion with the Bureau and local people).

2.	Party B should pay Party A or the local farmer in the method of telegraphic transfer, transfer accounts or in cash as the discussed price between the parties.

Article V Term

The term of this agreement is permanent.

Article VI Applicable Law

1.	The formation, effective, interpretation of agreement is subject to Contract Law and Corporate Law of the Peoples Republic of China.

2.	Any dispute between the parties should be solved upon the discussion between each other. If it can’t be solved as discussion, the parties have the right to institute legal proceedings to the court.

Article VII  The Modification, Change and Supplement of Agreement

The Modification, Change and Supplement of this Agreement need to be consensus as discussion between the parties.

Article VIII Special Convention

Any information about the agreement to be disclosed should be permitted by Party B in written approval, except for the  information upon the legal rules.

Article IX The Effective of Agreement

This agreement is in duplicate. Part A and Part B each have one copy. The copies of it should be the same rights as the original.

Article X Miscellaneous

Any unaccomplished matter about this agreement will be   added to supplementary agreement as discussion between the parties later.

July 8 2010